EX-10.26

                               SERVICE AGREEMENT
                                    between
                   TRANSCONTINENTAL GAS PIPE LINE CORPORATION
                                      and
                  NORTH CAROLINA GAS SERVICE (an NUI Company)


                                  July 1, 1996



                   SERVICE AGREEMENT UNDER RATE SCHEDULE GSS


          THIS AGREEMENT entered into this 1st day of July, 1996, by and between TRANSCONTINENTAL GAS PIPELINE CORPORATION, a Delaware corporation, hereinafter referred to as "Seller", first party, and NORTH CAROLINA GAS SERVICE (an NUI Company), a Delaware corporation, (formerly NORTH CAROLINA GAS SERVICE DIVISION OF PENNSYLVANIA & SOUTHERN GAS COMPANY), hereinafter referred to as "Buyer", second party,

                                  WITNESSETH:

          WHEREAS, Buyer desires to purchase and Seller desires to sell natural gas storage service under Seller's Rate Schedule GAS as set forth herein; and

          WHEREAS, pursuant to the terms of the Joint Stipulation and Settlement Agreement approved by the Federal Energy Regulatory Commission's ("Commission") Order dated July 16, 1993 in Docket Nos. RS92-86-003, RP92-108-000, and RP92-137-000 which amended Seller's
     Certificate in Docket No. CP61-194, Seller and Buyer agreed to a twenty year contract through March 31, 2013, as set forth in that order, for the Storage Demand Quantity and Storage Capacity Quantity which are supported by service provided by CNG Transmission Corporation; and

          WHEREAS, pursuant to the terms of the Application to Amend Seller's Certificate, in Docket No. CP61-94, as approved by the Commission's Order dated June 13, 1996 in docket No. CP96-226-000, Seller and Buyer agreed to the Storage Demand Quantity and Storage Capacity Quantity set forth in Article I hereof;

          NOW, THEREFORE, Seller and Buyer agree as follows:

                                   ARTICLE I
                             SERVICE TO BE RENDERED

          Subject to the terms and provisions of this agreement and of Seller's Rate Schedule GSS, Seller agrees to receive from Buyer for storage, inject into storage for Buyer's account, store, withdraw from storage (or cause to be injected into storage for Buyer's account, stored and withdrawn from storage ) and deliver to Buyer, quantities of natural gas as follows:



          To withdraw from storage or cause to be withdrawn from storage, transport and deliver to buyer at the delivery points set forth below, the gas stored for Buyer's account up to a maximum quantity in any day of

          2,650 Mcf, during the period beginning on July 1, 1996 and ending on June 30, 2001, and 1,441 Mcf during the period beginning on July 1, 2001 and ending on March 31, 2013,

          which quantity shall be Buyer's Storage Demand.

          To receive and store or cause to be stored up to a total quantity at any one time of

          134,229 Mcf, during the period beginning on July 1, 1996 and ending on June 30, 2001, and 76,451 Mcf during the period beginning on July 1, 2001 and ending on March 31, 2013,

          which quantity shall be Buyer's Storage Capacity Quantity.

                                   ARTICLE II
                              POINT(S) OF DELIVERY

          The Point of Points of Delivery for all natural gas delivered by Seller to Buyer under this agreement shall be at or near:

     (1) Reidsville Meter and Regulator Station, located at milepost 1377.73 on Seller's main transmission line on the northeasterly side of State Highway No. 87, approximately 6.5 miles northwesterly from the City of Reidsville, Rockingham County, North Carolina.

     (2) Draper Meter and Regulator Station, located at milepost 1386.34 on Seller's main transmission line on the southeasterly side of State Highway No. 770, approximately 7 miles easterly of the City of Leaksville, Rockingham County, North Carolina.

     (3) Bethany Meter and Regulator Station, located at milepost 1365.98 on Seller's main transmission line adjacent to North Carolina State Highway No. 65 (approximately 3.2 miles southwest from Seller's compressor Station No. 160), Rockingham County, North Carolina.

     (4) Spray Meter Station, located at milepost 1382.53 on Seller's main transmission line adjacent to Transco's Dan River Meter Station, approximately 0.5 miles south of Dan River, Rockingham County, North Carolina.

                                  ARTICLE III
                               DELIVERY PRESSURE

          Seller shall deliver natural gas to Buyer at the Point(s) of Delivery at a pressure(s) of: not less than fifty (50) pounds per square inch gauge, or at such other pressures as may be agreed upon in the day-to-day operations of Buyer and Seller.



                                   ARTICLE IV
                               TERM OF AGREEMENT

          This agreement shall be effective July 1, 1996 and shall remain in force and effect through March 31, 2013.

                                   ARTICLE V
                            RATE SCHEDULE AND PRICE

          Buyer shall pay Seller for natural gas service rendered hereunder in accordance with Seller's Rate Schedule GSS and the applicable provisions of the General Terms and Conditions of Seller's FERC Gas Tariff as filed with the Federal Energy Regulatory Commission, and as the same may be amended or superseded from time to time at the initiative of either party. Such rate schedule and General Terms and Conditions are by this reference made a part hereof.

                                     AFTICLE VI
                                    MISCELLANEOUS

     1. The subject headings of the Articles of this agreement are inserted for the purpose of convenient reference and are not intended to be a part of this agreement nor to be considered in any interpretation of the same.

     2. This agreement supersedes and cancels as of the effective date hereof the following contract(s):

          Any and all Service Agreements previously entered into between Buyer and Seller under Seller's Rate Schedule GSS.

     3. No waiver by either party of any one or more defaults by the other in the performance of any provisions of this agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different character.

     4. This agreement shall be interpreted, performed and enforced in accordance with the laws of the State of North Carolina.

     5. This agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.


          IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective Presidents or Vice Presidents thereunto duly authorized and have caused their respective corporate seals to be hereunto affixed and attested by their respective Secretaries or Assistant Secretaries the day and year above written.

                                              TRANSCONTINENTAL GAS PIPELINE
                                                                CORPORATION
                                                                   (Seller)
     ATTEST:
     [SEAL]

     /S/ Randall R. Conklin                  By: /s/ Frank J. Ferazzi
     Assistant Secretary                          Vice President
                                                  Customer Service




                                NORTH CAROLINA GAS SERVICE (an NUI Company)
                                                                    (Buyer)

     ATTEST:
     [SEAL]

     /S/ James R. Van Horn                   By: /s/ Thomas E. Smith
     Secretary                                    Vice President
                                                  Supply and Planning